Nicor Inc.
                                               Nicor Gas Thrift Plan
                                               Form 11-K
                                               Exhibit 23.02





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Nicor Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-107377 of Nicor Inc. on Form S-8 of our report dated June 8, 2005, on the financial statements of the Nicor Gas Thrift Plan as of and for the years ended December 31, 2004 and 2003, appearing in this Annual Report on Form 11-K of Nicor Companies Savings Investment Plan and Nicor Gas Thrift Plan for the year ended December 31, 2004.



DELOITTE & TOUCHE LLP

Chicago, Illinois
June 8, 2005